EXHIBIT 23.1

                     SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
                         11300 ROCKVILLE PIKE, SUITE 800
                            ROCKVILLE, MARYLAND 20852










Consent of Independent Certified Public Accountants


As independent public accountants, we hereby consent to all references to this form under the headings " Experts" and to the incorporation of our report dated April 3, 2001, in this amendment No. 3 to Registration Statement (Form SB-2) File No. 333-53356 and related prospectus of Bulletin Board Information Services, Inc. , formerly BBIS.com, Inc.


/s/ SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
------------------------------------------
Simon Krowitz Bolin & Associates, P.A.


September 7, 2001